Exhibit 10.3

AMENDMENT AGREEMENT

(Amendment No. 2 to Employment Agreement)

This Amendment Agreement (this “Amendment”) is made and entered into as of January 1, 2013, by and between Market Leader, Inc. (the “Company”) and Ian Morris (“Executive”).

Recital

The parties entered into an Employment Agreement dated April 2004 (the “Agreement”) and an Amendment Agreement dated December 30, 2008 (the “Amendment Agreement”), and now wish to amend the Agreement and the Amendment Agreement on the terms set forth below.

Amendment

1.	The following paragraph shall replace Section 3.1 of the Agreement in its entirety:

3.1	Base Salary

Commencing the date hereof, Executive shall be paid an annual base salary (the “Base Salary”) of $388,000, before all customary payroll deductions. The Base Salary shall be paid in twenty four semi-annual installments in accordance with Employer’s ordinary payroll policies and procedures with respect to its management employees.

2.	The following paragraph shall replace 3.3 of the Agreement in its entirety:

3.3	Benefits

Executive will be entitled, during the term of Executive’s employment, to vacation, health and other employee benefits (subject to applicable eligibility requirements) to the extent such benefits are offered by the Company to its other executives. Executive has been provided a summary of the benefits in place at this time.

3.	Section 3.5 of the Agreement is deleted in its entirety.

4.	Section 18 of the Agreement is deleted in its entirety.

Except as expressly set forth herein, the Agreement and the Amendment Agreement shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

MARKETLEADER, INC.

By (signature)	By (signature)

Name (print)	Executive (print)

Title	Title